                                                                   EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                                JURISDICTION           NAMES UNDER WHICH
SUBSIDIARY                                                    OF INCORPORATION          DOING BUSINESS
----------                                                    ----------------         -----------------
Budget Rent A Car Corporation                                    Delaware
Reservation Services, Inc.                                       Texas
Team Realty Services, Inc.                                       Delaware
Budget Rent A Car of Canada Limited                              Canada
Team Fleet Services Corporation                                  Delaware
Team Fleet Financing Corporation                                 Delaware
Budget Rent A Car Systems, Inc.                                  Delaware
BRAC SOCAL Funding Corporation                                   Delaware
VPSI, Inc.                                                       Delaware
Budget Fleet Finance Corporation                                 Delaware
Budget Funding Corporation                                       Delaware
NYRAC, Inc.                                                      New York
Dayton Auto Lease Company, Inc.                                  Delaware
Mosiant Car Sales, Inc.                                          Louisiana
Team Holdings Corporation                                        Illinois
BRAC Reinsurance Company Ltd.                                    Bermuda
Control Risk Corporation                                         Illinois
Philip Jacobs Insurance Agency, Inc.                             California
BRAC Credit Corporation                                          Delaware
Budget Car Sales, Inc. (formally known as Team Car Sales, Inc.)  Indiana
IN Motors VI, LLC                                                Indiana                     Budget Car Sales
TSC Properties, LLC                                              Indiana
Team Car Sales of Philadelphia, Inc.                             Delaware                    Budget Car Sales
Team Car Sales of Richmond, Inc.                                 Delaware                    Budget Car Sales
Team Car Sales of San Diego, Inc.                                Delaware
Team Car Sales of Dayton, Inc.                                   Delaware                    Budget Car Sales
Team Car Sales of Charlotte, Inc.                                Delaware                    Budget Car Sales
Team Car Sales of Southern California, Inc.                      Delaware
Budget Sales Corporation                                         Delaware
Budget Rent a Car International, Inc.                            Delaware
Budget Rent a Car Expana, S.A.                                   Spain
Budget Rent a Car, Ltd., Ireland                                 England
BRACRENT, S.A.                                                   Spain
BTI (U.K.) plc                                                   England
Budget Locacao de Veiculos Ltda                                  Brazil

Budget Rent a Car Limited                                        New Zealand
Target Rent a Car Limited                                        New Zealand
Budget Lease Management (Car Sales) Limited                      New Zealand
Budget Rent a Car of Japan, Inc. (formerly BRAC of Japan, Inc.)  Delaware
Budget Rent a Car Asia-Pacific, Inc. (formally BRAC RPS, Inc.,   Delaware
formally Budget Leasing Corporation)
Budget Rent a Car Australia Pty. Limited                         Australia
Budget Rent a Car Operations Pty. Limited                        Australia
Societe Financiere et de Participation                           France
Budget France, S.A.                                              France
Financiere Orix                                                  France
S.A. Groupe Collinet                                             France
Budget Nice S.A.                                                 France
Cariex Sarl                                                      France
B.R.C. S.A.                                                      France
Budget Italia S.p.A.                                             Italy
Budget Rent a Car of St. Louis, Inc.                             Missouri
Premier Car Rental LLC                                           Georgia
Budget Rent a Car Company GmbH                                   Germany
Cruise America, Inc.                                             Florida
BGI Airport Parking, Inc.                                        Delaware
BGI Shared Services, Inc.                                        Delaware
BGI Shared Services, LLC                                         Delaware
Budget Deutschland GmbH                                          Germany
Budget Group Capital Trust                                       Delaware
Ritz Services, Inc.                                              Florida                     Granada Travel Agency
Ryder TRS, Inc.                                                  Delaware
Ryder Truck Rental-One Way, Inc.                                 Delaware
RCTR, Inc.                                                       Delaware
Ryder Move Management, Inc.                                      Oregon
Mastering the Move Realty, Inc.                                  Florida
The Move Shop, Inc.                                              Florida
Ryder Relocation Services, Inc.                                  Florida
Budget Storage Corporation                                       Delaware
Carson Chrysler Plymouth Dodge Jeep Eagle, Inc.                  Indiana
Paul West Ford, Inc.                                             Florida
Warren Wooten Ford, Inc.                                         Florida
Directors Row Management Company, LLC                            Indiana
ValCar Rental Car Sales, Inc.                                    Indiana
Budget Rent-A-Car of the Midwest, Inc.                           Missouri
BVM, Inc.                                                        Ohio
Vipre B.V.                                                       The Netherlands

Budget Rent a Car Caribe Corporation                             Delaware
Budget Leasing Ltd.                                              England
BRAC Limited (Scotland)                                          Scotland
Avenir Location S.A.                                             France
Business Rent a Car GmbH                                         Austria
Compact Rent a Car Ltd.                                          Canada
American Land Cruiser, Inc.                                      Florida
American Land Cruisers of California, Incorporated               California
Cruise America Leasing, Inc.                                     Florida
Cruise Canada, Inc.                                              Canada
Systems Management Group, Inc.                                   Florida
Triangle Automotive Group LLC                                    Kentucky

Transportation and Storage Associates                            California


                                      -4-